EXHIBIT 5.1



                                UST CORP.
                            40 Court Street
                      Boston, Massachussetts 02108
                        Telephone: 617-726-7000





                              June 13, 1996



UST Corp.
40 Court Street
Boston, Massachusetts 02108

Re:  UST Corp. - Registration Statement on Form S-8

Gentlemen:

     As Executive Vice President, General Counsel and Clerk to UST Corp., a Massachusetts corporation (the "Company"), I have acted as counsel to the Company in connection with the registration of an aggregate of 300,000 shares of the Company's common stock, par value $0.625 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), 150,000 of which are to be issued upon the exercise of options granted pursuant to the Company's 1995 Stock Option Plan for Directors (the "1995 Plan"), and 150,000 of which are to be issued upon the exercise of options granted pursuant to the Company's 1996 Stock Option Plan for Directors (the "1996 Plan").

     In rendering the opinion set forth below, I have examined the 1995 Plan and the 1996 Plan and certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-laws, minutes of meetings of its Board of Directors and stockholders and such other documents, instruments and certificates of government officials and officers of the Company as I have deemed necessary.

     I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

     Based upon and subject to the foregoing, I am of the opinion that the Common Stock to be issued from time to time upon the exercise of options granted pursuant to the 1995 Plan and the 1996 Plan will be duly authorized, validly issued, fully paid and nonassessable.







UST Corp.
June 13, 1996
Page 2




     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5, Interests of Named Experts and Counsel, in the Registration Statement.

                              Very truly yours,

                              /s/ Eric R. Fischer

                              Eric R. Fischer
                              Executive Vice President,
                              General Counsel and Clerk